Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Dearborn Bancorp, Inc. on Form S-8 (Registration No. 333-129769) of our report dated March 15, 2008 with respect to the consolidated balance sheet as of December 31, 2007 and the consolidated statements of income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2007 and 2006 of Dearborn Bancorp, Inc., which report is included in the 2008 Annual Report on Form 10-K of Dearborn Bancorp, Inc. for the year ended December 31, 2008.

Crowe Horwath LLP

Grand Rapids, Michigan
March 16, 2009

Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-129769) of our report dated March 20, 2009 with respect to the 2008 consolidated financial statements of Dearborn Bancorp, Inc., which report is included in the 2008 Annual Report on Form 10-K of Dearborn Bancorp, Inc. for the year ended December 31, 2008.
BKD, LLP
Indianapolis, Indiana
March 20, 2009